UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2009
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51665 (Commission File Number)	20-0161599 (IRS Employer Identification No.)

3721 Valley Centre Drive, Suite 500, San Diego, California (Address of Principal Executive Offices)	92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          On March 20, 2009, Somaxon Pharmaceuticals, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing the Company that based on the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the period ended December 31, 2008, the Company does not comply with the minimum $10 million stockholders’ equity requirement for continued listing on the Nasdaq Global Market under Nasdaq Marketplace Rule 4450(a)(3).
          The Company has until April 13, 2009 to provide a plan to achieve and sustain compliance with Nasdaq Global Market continued listing requirements. If the Company submits the plan and it is accepted by Nasdaq, Nasdaq may grant the Company a period of up to 105 days from March 20, 2009 within which to regain compliance with such listing requirements. If Nasdaq determines that the Company’s plan is not sufficient to achieve and sustain compliance, it will provide written notice that the Company’s securities will be delisted. At such time, the Company may appeal the decision to a Nasdaq Listing Qualifications Panel. Alternatively, the Company may apply by April 13, 2009 to list its securities on the Nasdaq Capital Market, assuming it satisfies the requirements for continued listing on that market.
          The Company is currently evaluating whether to file the compliance plan with Nasdaq or to apply to transfer to the Nasdaq Capital Market.
          The Company issued a press release regarding the notification from Nasdaq, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 26, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: March 26, 2009
	By:	/s/ Meg M. McGilley
		Name:	Meg M. McGilley
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 26, 2009.